Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACTS:

Blair Corporation Larry Pitorak, CFO & CAO 814-723-3600	Carl Hymans G.S. Schwartz & Co 212-725-4500 carlh@schwartz.com
BLAIR CORPORATION REPORTS SALES RESULTS FOR FIRST TWO MONTHS OF 2007
WARREN, Pa., (March 19, 2007) — Blair Corporation (Amex: BL), (www.blair.com), a national multi-channel direct marketer of women’s and men’s apparel and home products, today announced sales results for the first two months of 2007.
In light of the fact that Blair shareholders will soon be asked to vote on the merger of Blair with Appleseed’s Topco, Inc., the Company’s Board of Directors believes Blair’s shareholders should have an update on the Company’s performance for the first two months of 2007. Sales for the two month period were, $47.1 million, $17.4 million lower than the first two months of 2006. This represents a 27.0% decline in net sales from 2006 and is 15.8% below our expectations for the first two months of 2007.
The Company reduced its 2007 circulation plan in an effort to be more efficient with its selling expenses. However, customer demand in 2007 has been even softer than expected. During the first two months, the merchandise offering was predominantly spring apparel; and our customer has been slow to respond to these products during this year’s abnormally cold winter months. The Company also experienced some fulfillment difficulties as a result of the start up of a new warehouse management software system.
The Company’s business includes some seasonal deviations in demand and the first two months are not necessarily reflective of the full year outlook for the business. The Company anticipates releasing its first quarter 2007 results during the week of April 16.
The Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and intends to file a definitive proxy statement in connection with the proposed merger with Appleseed’s Topco, Inc. The Company’s investors and security holders are urged to read the definitive proxy statement and other relevant materials when they become available, because they will contain important information about the Company and the proposed merger. In addition to the documents described above, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by the Company are available without charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders may obtain copies of the documents filed with the SEC by the Company without charge by contacting: Roger Allen, Blair Corporation, 220 Hickory Street, Warren, Pennsylvania 16366 or by visiting the Company’s website at www.blair.com. The Company is not currently engaged in a solicitation of proxies of the investors or security holders of the Company in connection with the proposed merger. If a proxy solicitation commences, the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2006 annual meeting which was filed with the SEC on March 24, 2006.
Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.
ABOUT BLAIR
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women’s and men’s apparel and home products through direct mail marketing and its Web site www.blair.com. Blair Corporation employs approximately 1,900 associates (worldwide) and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $425 million, is publicly traded on the American Stock Exchange (Amex: BL).
This release contains certain statements, including without limitation, statements containing the words “believe,” “plan,” “expect,” “anticipate,” “strive,” and words of similar import relating to future results of the Company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.